Exhibit 23.1





                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference of our reported dated February 21, 1997, accompanying the financial statements of Avert, Inc. to Form S-3
Registration Statement of Avert, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP


Denver, Colorado
April 17, 1997